As filed with the Securities and Exchange Commission on October 4, 2007    File No.333- ___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHAY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	6500 (Primary Standard Industrial Classification Code Number)	26-0179592 (IRS Employer Identification No.)

Philip J. Davis

5459 S. Iris St.

Littleton, CO  80123

(Address and telephone number of registrant’s principal offices)

Philip J. Davis

5459 S. Iris St.

Littleton, Co  80123

303-932-9998

303-933-1874 (fax)

(Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

1322 W. Pachua Circle

Ivins, UT 84738

(435) 688-7317

(801) 435-688-7318 fax

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class			Proposed maximum	Amount of
of securities to	Amount to be	Proposed offering	aggregate offering	registration
be registered	registered	price per share	price	fee

Common Stock	1,336,900 shares	$0.10 per share	$133,690	$4.10

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.”

The information in this prospectus is not complete and may be changed.  The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

CHAY ENTERPRISES, INC.

1,336,900 SHARES OF COMMON STOCK

$0.10 Per Share

This prospectus relates to 1,336,900 shares of common stock of Chay Enterprises, Inc., a Colorado corporation.  These shares were issued to the selling security holders in 1996 and 2001 in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.  We will not receive any of the proceeds from the sale of those shares being offered. The shares will initially be offered at $.10 per share and thereafter, if the shares are listed for quotation on the Electronic Bulletin Board, at then current market prices. The selling security holders may sell their shares in sales in the open market or in privately negotiated transactions.

See “Risk Factors” on pages 4-8 for certain information you should consider before you purchase the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2007.

Subject to completion.

PROSPECTUS SUMMARY

About our company

We incorporated on March 29, 1996 in the state of Colorado and are currently considered a development stage company.  We are in the business of land development, pursuant to which we purchase raw land for subsequent real estate development.  In July 2001 we purchased 32 residential building lots located in the Cold Spring Addition to the city of Hot Springs, Fall River County in South Dakota.  We intend to combine and develop the lots into approximately 12 single and multi-family residential building sites.

About this offering

The selling security holders are offering to sell up to 1,336,900 shares of our common stock. The offered shares were acquired by the selling security holders in 1996 and 2001 private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of shares outstanding after this offering

There are currently 3,254,000 shares of our common stock issued and outstanding.  That number will stay the same after this offering, since no new shares are being issued.  We have no other securities issued or outstanding.

Estimated use of proceeds

We will not receive any of the proceeds from the sale of the shares being offered.

RISK FACTORS

You should carefully consider the following risk factors in evaluating our business before you buy any of our common stock. Buying our common stock is speculative and involves many risks. You should not buy our common stock unless you can afford to lose the entire amount of your investment.

There is no public market for these shares, so you may not be able to re-sell them.  Currently, there is no public market for our common stock and there is no guarantee that a public market will develop.  Due to the lack of a public market, the limited number of investors in our stock and the significant restrictions on the transferability of our common stock, you may not be able to re-sell your shares for money, ever.

We determined the offering price for these shares arbitrarily, so the market price may be much lower.  We chose the offering price for these shares without basing the price on our assets, book value, net worth or any other recognized criteria of value.  If a public market for our common stock ever does develop, the market price of our securities could be substantially less than the $0.10 per unit offering price.  This could result in an immediate and significant per-share reduction in the value of your investment.

We have not achieved profitable operations and if our business plan fails, you may lose your entire investment.  Our independent auditors have expressed substantial doubt concerning our ability to continue as a going concern due to our recurring losses and negative cash flow.  We lost $1,004 in 2006 and $15,587 for the first six months in 2007.  Since we have no record of profitable operations, there is a high possibility that you will suffer a complete loss of your investment.  Sales of our real estate development properties may never generate sufficient revenues to fund our continuing operations. We may never generate positive cash flow or attain profitability in the future.

We have relied on loans from shareholders to fund our operations that must be repaid.  If we fail to repay our outstanding notes, we may not be able to continue our operations and you may lose your entire investment.

We have not performed any formal market studies, so we may not be able to market, sell or develop our property due to focusing on the wrong markets.  In making our business plan, we relied on the judgment and experience of our management.  We did not conduct any formal market studies about the demand for our property, and we have no plans to conduct such studies.  Without market studies, we may miss opportunities to expand into other markets or identify emerging trends in the local real estate market.  If we overestimate the demand for our business or fail to capitalize on new markets, our business could fail.

We operate in a very competitive business environment, with the risk that we could lose some or all of our potential clientele to our competitors.  Because we are a company with a limited history, our operations are subject to numerous risks similar to that of a start-up company. We expect the real estate development business to be highly competitive because many developers have access to the same market. Substantially all of them have greater financial resources and longer operating histories than we have and can be expected to compete within the business in which we engage and intend to engage. We cannot assure that we will have the necessary resources to be competitive.  Also, we may not be able to establish our identity in this competitive industry.  If we cannot compete successfully, our business will fail and you will lose your investment.

The real estate business is highly competitive and many of our competitors are larger and financially stronger than we are. We compete with a large number of companies and individuals, and many of them have significantly greater financial and other resources than we have. Our competitors include local developers who are committed primarily to particular markets and also national developers who acquire properties throughout the U.S. Because we are a company with a limited history, our operations are subject to numerous risks similar to that of a start-up company. We cannot assure that we will have the necessary resources to be competitive.

We may not be able to conduct successful operations in the future.  The results of our operations will depend, among other things, upon our ability to develop and market our properties. Furthermore, our proposed operations may not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain ourselves. Our operations may be affected by many factors, some known by us, some unknown, and some which are beyond our control. Any of these problems, or a combination thereof, could have a materially adverse effect on our viability as an entity and might cause the investment of our shareholders to be impaired or lost.

To fully develop our business plan, we will need additional financing for which we have no firm commitments.  To date and or the foreseeable future, we expect to rely principally upon internal financing.  We expect to fund our site development through loans, or guaranteed loans made by our president and certain other shareholders.  We cannot guarantee the success of this plan. We believe that from time to time, we may have to obtain additional financing in order to conduct our business in a manner consistent with our proposed operations. There can be no guaranty that additional funds will be available when, and if, needed. If we are unable to obtain financing, or if its terms are too costly, we may be forced to curtail proposed expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our operations and our shareholders' investment.

We are subject to risk associated with investments in real estate.  The value of, and our potential income from, our properties may decline due to developments that adversely affect real estate generally and those that are specific to our properties. General factors that may adversely affect our real estate portfolios include:

·	increases in interest rates;

·	a general tightening of the availability of credit;

·	a decline in the economic conditions in one or more of our primary markets;

·	an increase in competition for customers or a decrease in demand by customers;

·	an increase in supply of our property types in our primary markets;

·	declines in consumer spending during an economic recession that adversely affect our revenue; and

·

the adoption on the national, state or local level of more restrictive laws and governmental regulations, including more restrictive zoning, land use or environmental regulations and increased real estate taxes.

Additional factors may adversely affect the value of, and our income from, specific properties, including:

·	adverse changes in the perceptions of prospective purchasers of the attractiveness of the property;

·	opposition from local community or political groups with respect to development or construction at a particular site;
·	a change in existing comprehensive zoning plans or zoning regulations that impose additional restrictions on use or requirements with respect to our property;

·	our inability to provide adequate management and maintenance or to obtain adequate insurance;

·	an increase in operating costs;

·	new development of a competitor's property in or in close proximity to one of our current markets; and

·	earthquakes, floods or underinsured or uninsured natural disasters.

The occurrence of one or more of the above risks could result in significant delays or unexpected expenses. If any of these occur, we may not achieve our projected returns on properties under development and we could lose some or all of our investments in those properties.

We are subject to real estate development risks.  Our development projects are subject to significant risks relating to our ability to complete our projects on time and on budget. Factors that may result in a development project exceeding budget or being prevented from completion include:

·	an inability to secure sufficient financing on favorable terms, including an inability to refinance construction loans;

·	construction delays or cost overruns, either of which may increase project development costs;

·	an increase in commodity costs;

·	an inability to obtain zoning, occupancy and other required governmental permits and authorizations;

If any of these occur, we may not achieve our projected returns on properties under development and we could lose some or all of our investments in those properties.

We are vulnerable to concentration risks because our operations are currently exclusive to the Hot Springs, South Dakota area.   Because of our geographic concentration and limited number of projects, our operations are more vulnerable to local economic downturns and adverse project-specific risks than those of larger, more diversified companies.

The performance of the South Dakota economy greatly affects our sales and, consequently the underlying values of our properties. The South Dakota economy is heavily influenced by conditions and employment in the farming and ranching industries.  Adverse conditions in these markets, could negatively affect the economy in our market. Rising interest rates may adversely affect our ability to sell lots and homes.

Our results of operations and financial condition will be greatly affected by the performance of the real estate industry.  Our real estate activities are subject to numerous factors beyond our control, including local real estate market conditions, both where our properties are located and in areas where our potential customers reside, substantial existing and potential competition, general national, regional and local economic conditions, fluctuations in interest rates and mortgage availability and changes in demographic conditions. Real estate markets have historically been subject to strong periodic cycles driven by numerous factors beyond the control of market participants.

Real estate investments often cannot easily be converted into cash and market values may be adversely affected by these economic circumstances, market fundamentals, competition and demographic conditions. Because of the effect these factors have on real estate values, it is difficult to predict with certainty the level of future sales or sales prices that will be realized for individual assets.

Our real estate operations are also dependent upon the availability and cost of mortgage financing for potential customers, to the extent they finance their purchases, and for buyers of the potential customers' existing residences.

Our operations are subject to an intensive regulatory approval process.  Before we can develop a property, we must obtain a variety of approvals from local and state governments with respect to such matters as zoning, density, parking, sub-division, site planning and environmental issues. Certain of these approvals are discretionary by nature. Because certain government agencies and special interest groups are involved there is a high degree of uncertainty in obtaining these approvals.

Our operations are subject to natural risks.  Our performance may be adversely affected by weather conditions that delay development or damage property.

The U.S. military intervention in Iraq, the terrorist attacks in the U.S. on September 11, 2001 and the potential for additional future terrorist acts have created economic, political and social uncertainties that could materially and adversely affect our business.

Further acts of terrorism could be directed against the U.S. domestically or abroad, these acts of terrorism could be directed against properties and personnel of companies such as ours. Terrorism and war developments may materially and adversely affect our business and profitability and the prices of our common stock in ways that we cannot predict at this time.

We depend entirely on our executive officer to run our business, and losing the services of any executive officer would adversely affect our business.  Our success depends entirely on our CEO, Philip J. Davis.  We have no written employment agreements to keep Mr. Davis bound to us or to prevent him from competing with us he leaves.  The process of finding qualified managers, either for replacement or expansion, is often lengthy.  We can give you no assurance that we will succeed in attracting and retaining qualified executives and personnel.  The loss of key personnel, or the inability to attract additional qualified personnel, could materially harm our business.

Our two principal stockholders hold a majority of our outstanding shares which could depress our stock’s value.  Our two principal stockholders currently own 2,556,133 or  78.5% of our common stock.   Any sales by these individuals may depress the value of our stock.

Our principal stockholders will retain control of Chay Enterprises.  Even if our two principal stockholders sell some of their shares, they will continue to hold a majority of the issued and outstanding shares and they may exercise control over the company and prevent a change of control in the company.

Shares of stock eligible for sale by our stockholders may decrease the price of our stock.  We are registering the sale of up to 1,336,900 shares of common stock, out of a total of 3,254,000 total shares issued and outstanding.  This constitutes 41% of our total shares issued and outstanding today.  Potentially, all 3,254,000 shares could be sold on the open market, subject to Rule 144 limitations for sales by corporate insiders.  If the shareholders sell substantial amounts of our stock, then the market price of our stock could decrease.

Our stock will likely be subject to the Penny Stock rules, which impose significant restrictions on broker-dealers and may affect the resale of our stock.   A penny stock is generally a stock that:

- is not listed on a national securities exchange or NASDAQ,

- is listed in the "pink sheets" or on the NASD OTC Bulletin Board,

- has a price per share of less than $5.00 and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

- determination of the purchaser's investment suitability,

- delivery of certain information and disclosures to the purchaser, and

- receipt of a specific purchase agreement before effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules.  In the event our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

Because of the significant restrictions on trading penny stocks, a public market may never emerge for our securities.  If this happens, you may never be able to publicly sell your shares.

Special Note Regarding Forward-Looking Statements

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements about our expectations and plans, anticipated future events and conditions, estimates, and financial trends, which may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

USE OF PROCEEDS

The proceeds of this offering will go directly to the selling security holders. We will not receive any proceeds from this offering.

DETERMINATION OF OFFERING PRICE

We have proposed an initial selling price of $0.10 per share.  The offering price has no relationship to any established criteria of value, such as book value or earnings per share.  Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale.  The selling security holders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

SELLING SECURITY HOLDERS

The following table sets forth the number of shares that the selling security holders may offer for sale from time to time.  The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders.  None of the selling security holders has held any position or office with us, except as specified in the following table.  Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

Name of Selling Security Holder	Shares Owned by Selling Security Holder Before This Offering	Shares to be Offered by Selling Security Holder	Shares Owned by Selling Security Holder after Offering if all Shares Offered are Sold	Percentage of Shares Owned by Selling Security Holder After this Offering if all Shares Offered are Sold
HELENE ABRAHAMS	350	350	0	0
MARSHALL ABRAHAMS	350	350	0	0
GARY AGRON	1,288,066	322,016	966,050	29.7%
ELAINE ASARCH	350	350	0	0
RICHARD ASARCH	350	350	0	0
ASIAN PACIFIC INDUSTRIES LTD	350	350	0	0
BRENDA S BAGG	350	350	0	0
GERALD A BAGG	350	350	0	0
DOUGLAS C BALL	350	350	0	0
MILTON H BARBAROSH	350	350	0	0
RICKI BARBAROSH	350	350	0	0
JAMES D BEATTY	350	350	0	0
SUSAN ELLIOT BEATTY	350	350	0	0
CARYLYN K. BELL	350	350	0	0
J DANIEL BELL	350	350	0	0
GERALD M BERENSTEIN	350	350	0	0
KATHY BERENSTEIN	350	350	0	0
ANDREW N BERNSTEIN	350	350	0	0
BARBARA V BERNSTEIN	350	350	0	0
MITCHELL H BERNSTEIN	350	350	0	0
ANGELA BORTOLUZZI	350	350	0	0
EUGENE BORTOLUZZI	350	350	0	0
BRUCE W BREITWEISER	350	350	0	0
JEANNIE W BREITWEISER	350	350	0	0
ARNA K CAMPBELL	350	350	0	0
ROGER R CAMPBELL	350	350	0	0
CAPITAL GENERAL CORPORATION LIMITED	350	350	0	0
ROBERT CARRIER	350	350	0	0
JOHN E CATHCART	350	350	0	0
KI WAI CHAN	350	350	0	0
TING SUN CHANG	350	350	0	0
BARBARA F CHAPMAN	350	350	0	0
JAY H CHAPMAN	350	350	0	0
JIANSI CHEN	350	350	0	0
ANDREW CHU	350	350	0	0
KWOK FU CHU	350	350	0	0
YIN KAM CHU	350	350	0	0
NAOMI R. COHN	350	350	0	0
DAVID L COLE	350	350	0	0
RENNEI K COLEMAN	350	350	0	0
ROBERT J COLEMAN	350	350	0	0
COLLEEN A KEOGH	350	350	0	0
JACK R DAUGHERTY	350	350	0	0
SHELLEY F DAUGHERTY	350	350	0	0
PHILIP J. DAVIS	1,268,067	317,017	951,050	29.2%
JOSEPH F DEMEO	350	350	0	0
MARY JEAN DEMEO	350	350	0	0
ERNEST DUFRESNE	350	350	0	0
ELLIOTT LIVING TRUST STD 12 29 95	350	350	0	0
JOANNE ERNSTEN	350	350	0	0
HEATHER EVANS	350	350	0	0
H THOMAS FEHN	350	350	0	0
MONICA R FEHN	350	350	0	0
JOHN E FITZPATRICK	350	350	0	0
SUZANNE FITZPATRICK	350	350	0	0

FIVE OAKS INVESTMENT CORPORATION	350	350	0	0
WAYNE FLETCHER	350	350	0	0
HENRY FONG	350	350	0	0
CAROLYN FONG	350	350	0	0
CHRIS FREEMAN	350	350	0	0
MARIA FREEMAN	350	350	0	0
JEFFREY FRIELDAND	350	350	0	0
PENELOPE S GALLAGHER	350	350	0	0
WILLIAM J GALLAGHER	350	350	0	0
ANTHONY P GARGIULO	350	350	0	0
MARCIA A GARGIULO	350	350	0	0
GARY E. KEOGH	350	350	0	0
JUDITH H GELLER	350	350	0	0
RICHARD A GELLER	350	350	0	0
GM/CM FAMILY PARTNERS LTD	298,333	298,333	0	0
KIMBERLY K GOLLEHON	350	350	0	0
RONALD D GOLLEHON	350	350	0	0
WENDY AVRA GORDON	350	350	0	0
ZACHARY T GORDON	350	350	0	0
CARYLJO M GREENBLATT	350	350	0	0
PHILL D GREENBLATT	350	350	0	0
IAN GUNN	350	350	0	0
MICHELE GUNN	350	350	0	0
GARY GUTTERMAN	350	350	0	0
SHEILA M GUTTERMAN	350	350	0	0
HARRIS TRUST DTD 8 22 94	350	350	0	0
DEBORAH HATTOY-LONDELIUS	350	350	0	0
JOHN HICKEY	350	350	0	0
MARSHA HILLHOUSE	350	350	0	0
MATTHEW HILLHOUSE	350	350	0	0
ANNE MARIE JANSSENS-LENS	350	350	0	0
PAUL F JANSSENS-LENS	350	350	0	0
JOHN EPERT FAMILY TRUST	350	350	0	0
LEYS JOHNSTON-KOYLE	350	350	0	0
JEFFREY E KAHLER	350	350	0	0
JOSHUA S KANTER	350	350	0	0
LINDA B KAUFMANN	350	350	0	0
THOMAS A. KAUFMANN	350	350	0	0
BRIAN J KELLEY	350	350	0	0
JACK D KELLEY	350	350	0	0
JANE A KELLEY	350	350	0	0
TERESA M KELLEY	350	350	0	0
MARY KILGORE	350	350	0	0
RAYMOND KILGORE	350	350	0	0
CYNTHIA KIRBY	350	350	0	0
GERALD KIRBY	350	350	0	0
LISA A KIRBY	350	350	0	0
MICHAEL KIRBY	350	350	0	0
MICHAEL KLEINMAN	350	350	0	0
WILLIAM KOYLE	350	350	0	0
JANET A KRITZER	350	350	0	0
STUART A KRITZER	350	350	0	0
DAVE LAGESCHULTE	350	350	0	0
NOEL LANGDON	350	350	0	0
MRS NOEL LANGDON	350	350	0	0
BERNARD LAURENT	350	350	0	0
CORINNE LAURENT	350	350	0	0
JILL A LEE	350	350	0	0
HERBERT I. LEE	350	350	0	0
ALAN J LEVIN DDS	350	350	0	0
CYNTHIA L LEVIN	350	350	0	0
LIND-BURG ELECTRIC INC	10,000	10,000	0	0
JOHN T LISENBY	350	350	0	0
MARY JANE LISENBY	350	350	0	0
JOHN LONDELIUS	350	350	0	0
PATRICIA LORENZ	350	350	0	0
CHI TING LUI	350	350	0	0

LUEN HING LUI	350	350	0	0
MICHAEL LUPYNEC	350	350	0	0
STEPHANIE LUPYNEC	350	350	0	0
NEIL G. MACEY	350	350	0	0
SHARON MARKS	350	350	0	0
STANLEY MARKS	350	350	0	0
DAVID K MARSHALL	350	350	0	0
JANET M MARSHALL	350	350	0	0
EARNEST MATHIS	350	350	0	0
MATHIS FAMILY PARTNERS, LTD	298,334	298,334	0	0
JESSIE MATHIS	350	350	0	0
DON E MONTAGUE	350	350	0	0
GARY A. MOSKO	350	350	0	0
PAULA L. MOSKO	350	350	0	0
RUTH E NEADEAU	350	350	0	0
JEANE HAYS NERLINO	350	350	0	0
VINCENT NERLINO	350	350	0	0
PAUL NEWLAND	350	350	0	0
PO MING NG	350	350	0	0
GERTRUDE R. NITTLER	350	350	0	0
ROGER J. NITTLER	350	350	0	0
NORAMINTER HOLDINGS LIMITED	350	350	0	0
KURT OHLSON	350	350	0	0
TAM OHLSON	350	350	0	0
868982 ONTARIO INC	350	350	0	0
932027 ONTARIO INC	350	350	0	0
CAROL R. PADERSKI	350	350	0	0
DAVID R. PADERSKI	350	350	0	0
FONG NEI PAK	350	350	0	0
C.K.C. PARTNERS	350	350	0	0
STUART W PATTISON	350	350	0	0
GARY B. PETERSON	350	350	0	0
GORDON E PETERSON	350	350	0	0
DANA L. PHILLIPS	350	350	0	0
RAMON D. PHILLIPS	350	350	0	0
C.R. PLAXTON	350	350	0	0
GAIL E PLOEN	350	350	0	0
JEFF P PLOEN	350	350	0	0
ANNETTE PLUSS	350	350	0	0
RICHARD G. PLUSS	350	350	0	0
JEFFREY B PREITAUER	350	350	0	0
MICHELLE PREITAUER	350	350	0	0
GREG PUSEY	350	350	0	0
JILL PUSEY	350	350	0	0
ADAM RADLEY	350	350	0	0
PAMELA S RANDALL	350	350	0	0
RICHARD RANDALL	350	350	0	0
GISELA RATCLIFF	350	350	0	0
RICHARD RATCLIFF	350	350	0	0
DEBRA S RHOADS	350	350	0	0
MITCHEL E RHOADS	350	350	0	0
AJ ROBBINS	350	350	0	0
BARBARA J. ROBBINS	350	350	0	0
JOHN ROBERTSON	350	350	0	0
SHANE G RODGERS	350	350	0	0
DANIELLE L. ROSENDAHL	350	350	0	0
STEVEN F. ROSENDAHL	350	350	0	0
LEN ROTHSTEIN	350	350	0	0
DAN RUDDEN	350	350	0	0
PEG RUDDEN	350	350	0	0
MARTHA H RUDMAN	350	350	0	0
RONALD L RUDMAN	350	350	0	0
BARRY SCHECHTER	350	350	0	0
SUZANNE SCHECHTER	350	350	0	0
JOHN W SCHERER	350	350	0	0
EDWARD SCHLAUCH	350	350	0	0
JANICE SCHNEIDER	350	350	0	0

RICHARD SCHNEIDER	350	350	0	0
CHESTER P. SCHWARTZ	350	350	0	0
LOUISE S. SCHWARTZ	350	350	0	0
ADELE A SEGER	350	350	0	0
CHAD SEGER	350	350	0	0
SHANEKO INVESTMENT CORPORATION	350	350	0	0
JEANETTE I. SHAW	350	350	0	0
JERRY L. SHAW	350	350	0	0
DOUGLAS SHIELDS	350	350	0	0
CHRISTOPHER SHORE	10,000	10,000	0	0
MARY D. SILLECK	350	350	0	0
R. HAYDEN SILLECK	350	350	0	0
BEVERLE A SKUFCA	350	350	0	0
WILLIAM SKUFCA	350	350	0	0
MARTHA SUE SLOVEN	350	350	0	0
SAM S. SLOVEN	350	350	0	0
SNOFLAKE LIMITED	350	350	0	0
STEWART SOMERS	350	350	0	0
IZZY SONENREICH	350	350	0	0
PERI G. SONENREICH	350	350	0	0
TAK WING TANG	350	350	0	0
WAI TANG	350	350	0	0
YUI TANG	350	350	0	0
YUK HEUNG TANG	350	350	0	0
YUK SUN TANG	350	350	0	0
ALLAN TAYLOR	350	350	0	0
MRS ALLAN TAYLOR	350	350	0	0
SANY THEN	350	350	0	0
SIAN PIEK TJOE	350	350	0	0
VILACON CORPORATION PTY LTD	350	350	0	0
WAYNE F VUOLO	350	350	0	0
SUK FAN WAI	350	350	0	0
DONALD WASKO	350	350	0	0
JOANNE WASKO	350	350	0	0
MELVIN WEDGLE	350	350	0	0
MARK WEISS	350	350	0	0
INGRID E. WHITNEY	350	350	0	0
MARY J WILK	350	350	0	0
BRENDA C WINTER	350	350	0	0
RICHARD L WINTER	350	350	0	0
KENNETH J WOLF	350	350	0	0
CHI SHING WONG	350	350	0	0
KIN WONG	350	350	0	0
SUET YING YAU	350	350	0	0
MAN SUET YUEN	350	350	0	0
DAVID E. ZIMMERMAN	350	350	0	0
TWILA K. ZIMMERMAN	350	350	0	0
GAIL R ZUCKER	350	350	0	0
EVAN M ZUCKERMAN	350	350	0	0

(1) Executive officer and director

PLAN OF DISTRIBUTION

An aggregate of up to 1,336,900 shares of our common stock may be offered and sold pursuant to this Prospectus by the selling security holders.  The selling security holders acquired these shares from us in private placements conducted between February and September of 1996 and in 2001. We will not receive any of the proceeds resulting from the sale of the shares held by the selling security holders.

The initial selling price is $0.10 per share.  Non-affiliated selling shareholders must sell at this price until a public market is established for our shares or until the prevailing market dictates otherwise.  At such time, the selling security holders may sell our common stock in the over-the-counter market; on any securities exchange on which our common stock is or becomes listed or traded; in negotiated transactions; or otherwise.  The selling security holders may sell our common stock at market prices prevailing at the time of sale, or at prices related to the market price, or at other negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers.  Each of the selling security holders and any broker-dealers participating in their sales of our stock may be deemed underwriters within the meaning of Section 2(11) of the Securities Act of 1933.  Any profit on the sale of shares by the selling security holders and any commissions or discounts given to participating broker-dealers may be deemed underwriting commissions or discounts.  In addition, our majority shareholders, Philip J. Davis and Gary Agron are considered underwriters although all of their shares are not being offered at this time Underwriters must comply with time and volume restrictions on sales of stock under Rule 144 of the Securities Act of 1933.  Rule 144 restricts sales by underwriters, brokers, dealers and affiliates of the registrant.  Subject to Rule 144, any selling security holders who are deemed underwriters would be prevented from selling their shares for a period of one year after the shares were paid for and would not be able to sell more that 1% of the total outstanding shares during any ninety day period.  These regulations could impact the ability of the shareholders to sell their shares.

LEGAL PROCEEDINGS

We are not a party to any legal proceeding, current or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers will manage our business.

A list of our current officers and directors appears below.  The directors are elected annually by the shareholders.  They do not presently receive any fees or other remuneration for their services as directors, although they are reimbursed for expenses associated with attending meetings of the board of directors.  The board of directors appoints our officers.

Name	Age	Position	Since

Philip J. Davis	51	Sole officer and director	August 2001

Philip J. Davis.  Mr. Davis has been the President and a Director of the Company since August 2001.  In April 2007, Mr. Davis became the sole Officer and Director of the Company.  Mr. Davis has been the President, Treasurer, Secretary and a Director of Ivory Capital Corporation, a Colorado publicly-held shell corporation from November 1998 to January 2005.  From October 2001 to April 2003 Mr. Davis was President, Chief Financial Officer and sole Director of the OneDentist Resources, Inc., a Colorado corporation which operated an on-line dental Web site through OneDentist.com until September 2001. From December 1996 until December 1999, Mr. Davis was the President, Treasurer and a member of the Board of Directors of Mizar Energy Company, a Colorado corporation, which was formed for the purpose of buying, selling and producing oil and gas, and buying and selling oil and gas leases.  From May 1991 to November 1995, Mr. Davis was Secretary and Treasurer and from November 1995 to May 1997, was the President of Lahaina Acquisitions, Inc., a Colorado publicly-held shell corporation of which he was also a director from May 1991 to May 1997.  From August 1996 to April 2000, Mr. Davis was the President and a member of the Board of Directors of Medical Management Systems, Inc., an inactive Colorado-based reporting corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus.  The table includes each person known to beneficially own more than 5% of the outstanding shares, each of our directors and each of our executive officers

Name & Address	Number of Shares Beneficially Owned	Percentage of Shares Owned Before Offering	Percentage of Shares Owned After Offering if all Shares Being Offered are Sold

Philip J. Davis (1) 5459 S. Iris Street Littleton, CO 80123	1,268,067	38.97%	29.23%

Gary Agron 5445 DTC Pkwy., Suite 520 Greenwood Village, CO 80111	1,288,066	39.58%	29.69%

GM/CM Family Partners Ltd. 14 Red Tail Drive Highlands Ranch, CO 80126	298,333	9.17%	-0-

Mathis Family Partners, Ltd. 2560 W. Main St., #200 Littleton, CO 80120	298,334	9.17%	-0-

All directors and executive officers as a group (1 person)	1,268,067	38.97%	29.23%

(1)

Officer and director.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 25,000,000 shares of common stock with no par value per share.  As of the date of this prospectus, there are 3,254,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive, conversion or other rights to subscribe for shares.  There are no redemption or sinking fund provisions applicable to the common stock.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor.  The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock with no par value.  Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors.  As of the date of this prospectus, we have issued no shares of our preferred stock

Transfer Agent

Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado, 80209, 303-282-4800  is  the Company’s transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Colorado corporate law.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty.  To the extent that a director has been successful in defense of any proceeding, the Colorado corporate law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable. If a claim for indemnification against such liabilities—other than our paying expenses incurred by one of our directors or officers in the successful defense of any action, suit or proceeding—is asserted by one of our directors or officers in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

General

We operate in the real estate industry and we primarily acquire tracts of raw land and develop them into residential lots for sale to homebuilders or individuals.

Considerable up front costs in any real estate platting project must first be incurred and paid for, thus in the early stages of our real estate projects significant amounts of capital can be required until platting occurs, and lots are improved and sold. Predictably, greater revenues will be achieved as soon as a portion of the lots are improved and sold. When the lot development plan has been completed and accepted by Fall River County, South Dakota, and construction of the lots completed, the sale of these lots will be currently funded and closed.

We currently own 32 residential building lots in Fall River County, South Dakota.  All of our lots are located within one and a half block area in the city limits of Hot Springs.  We intend to combine and develop the lots into approximately 12 single and multi family residential building sites.

Nestled in the Southern Black Hills of South Dakota, Hot Springs is home to  natural springs, pleasant year-round weather, many outdoor activities, scenic beauty, plentiful golfing, and unusual sandstone architecture.

We believe Hot Springs, South Dakota is attractive to potential real estate investors and purchasers because of the attractions, location and amenities discussed below.

Local attractions in Hot Springs include:

•

Evans Plunge and its naturally warm 87 degree spring water

•

The Mammoth Site which is America’s greatest Ice Age treasure

•

The Wild Horse Sanctuary where American mustangs roam free

•

Close proximity, less than an hour, from Mt. Rushmore National Monument

•

Close proximity to the Wind Cave National Park and Custer State Park

Hot Springs is located at the southern edge of the Black Hills and offers:

•

Micro-climate with relatively mild winters

•

Summers include warm days and cool nights with low humidity

•

Red rock canyons and pine covered hills provide magnificent scenery

Hot Springs is a bustling community of 4,250 people that provides a small town atmosphere, including:

•

Good schools and  churches

•

Low crime rate

•

An active and energetic business community

Hot Springs is the cultural capital of the Black Hill and offers:

•

Many fine galleries filled with original art

•

Annual arts festivals, songwriter’s galleries and more

•

The Badger Clark Hometown Poetry and Music Gathering every fall

•

Locations for filming motion pictures such as “Hildalgo” which was filmed in the area

•

Local artists and musicians displaying their talents in local businesses at various times throughout the year

Outdoor recreational activities in and around Hot Spring include:

•

Golf at the well known Southern Hills Golf Course

•

Angostura Reservoir which offers top notch fishing and boating

•

Great hunting is available including wild turkeys, antelope, deer and elk

•

Winter sports activities are less than an hour away

Competition

We compete with a large number of companies and individuals, and many of them have significantly greater financial and other resources than we have. Our competitors include local developers who are committed primarily to particular markets and also national developers who acquire properties throughout the U.S.

Governmental Regulation

Before we can develop a property, we must obtain a variety of approvals from local and state governments with respect to such matters as zoning, density, parking, sub-division, site planning and environmental issues. Certain of these approvals are discretionary by nature. Because certain government agencies and special interest groups are involved there is a high degree of uncertainty in obtaining these approvals.

Employees

We currently have only one employee, Philip J. Davis who is our sole officer and director.  Mr. Davis will devote such time as needed to pursue the business operations of Chay Enterprises.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS OR PLAN OF OPERATION

This section should be read in conjunction with the financial statements included in this prospectus.

Results of Operations

We have had no income since inception.  For the years ended December 31, 2005 and 2006 we had no expenses other than real estate tax expense of $990 and $1,004 respectively.  For the six months ended June 30, 2007, we had expenses of $15,587 which consisted of legal, miscellaneous, audit interest and real estate tax.  Our expenses increased during this period due to our preparing this registration statement.  Our total expenses since inception were $25,992.

Capital Resources and Liquidity

We have not yet generated any revenue.   We owe a shareholder $9,678 for advances which are non-interest bearing and due on demand.  We entered into a revolving convertible loan agreement with four of our shareholders on April 23, 2007.  The principal maximum amount of the loan that can be drawn is $100,000 bearing interest at 6% per annum.  At June 30, 2007, we had borrowed $20,000 on the revolving loan.  The lenders are Philip J. Davis, Gary A. Agron, GM/CM Family Partners, Ltd. and Mathis Family Partners, Ltd.  We have accrued interest payable of $915 and accrued liabilities of $6,507.

We will need additional funding to achieve our real estate development goals.  In the past we have relied on loans and advances from shareholders to fund our operations, however we have no written or firm agreement regarding financing.

Capital Expenditures

We do not anticipate any significant capital expenditures for at least the next twelve months.

Plan of Operation

We intend to further develop our lots in Fall River County, South Dakota by combining and developing the lots into approximately 12 single and multi family residential building sites which we will then attempt to sell to individuals or other developers.

To date, we have performed preliminary engineering plans regarding basic utilities such as roads, water, sewer, and power.  Our next steps will be to complete the full engineering plan and then obtain plat approval from the city of Hot Springs based on our full engineering plan showing how the property will be subdivided.  We are in the process of obtaining estimates for complete engineering of our property development.  We anticipate having final engineering and submitting our application for plat approval in the next six to nine months.

We purchased our property in 2001 for approximately $30,000 and a recent appraisal indicates the value of our undeveloped property to be approximately $87,700.  Although we intend to pursue developing the property into building lots, we may, should we have an excellent offer, sell the land unimproved.  However, we believe by improving the property into building sites, we can optimize returns for our shareholders.

DESCRIPTION OF PROPERTY

We own 32 residential building lots in Fall River County, South Dakota.  Specifically, we own Lots 7, 8, 9, 10, 11, 12, 13, 14, 16 and 16, Block 5; and Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22, Block 6, all in Cold Spring Addition to the town, now city, of Hot Springs, Fall River County, South Dakota.  The property is not encumbered.

We use office space provided by Philip J. Davis, our officer and director, at no charge for our business operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2001, we issued 2,277,800 shares of common stock in exchange for the Fall River County, South Dakota building lots which were valued at $27,816.   We issued 1,138,900 to Philip J. Davis, our sole officer and director and 1,138,900 to a former shareholder.

Mr. Davis has advanced money to us for operating expenses.  We currently owe $9,678.  The advances are non-interest bearing and have no due dates but are due on demand.

We entered into a revolving convertible loan agreement with four of our shareholders on April 23, 2007.  The principal maximum amount of the loan is $100,000 with interest at 6% per annum.  At June 30, 2007 we borrowed $20,000 of the revolving loan.  The lenders are Philip J. Davis, Gary A. Agron, GM/CM Family Partners, Ltd. and Mathis Family Partners, Ltd.

We also use office space free of cost provided by Philip J. Davis.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Currently, there is no public market for our stock.  Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.

If we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Section, 100 F Street, NL Room 1580, Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

If not sold as registered securities pursuant to this prospectus, 3,254,000 shares of our common stock could potentially be sold pursuant to Rule 144, promulgated under the Securities Act of 1933. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater. Rule 144 also provides that, after holding such securities for a period of two years, a non-affiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

Holders of the Common Stock

As of the date of this registration statement, we have 3,254,000 shares of our no par value common stock issued and outstanding held by 240 shareholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate declaring or paying any dividends on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation

Our common stock is subject to Securities and Exchange Commission rules regulating broker-dealer transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

a description of the broker's or dealer's duties to the customer and of the customer’s rights and remedies with respect to violation of such duties;

•

a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

•

a toll-free telephone number for inquiries on disciplinary actions;

•

definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•

such other information in such form—including language, type, size and format—as the Securities and Exchange Commission shall require by rule or regulation.

Before effecting any transaction in a penny stock, the broker-dealer must also provide the customer the following:

•

the bid and ask quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION

We have no formal compensation agreements or employment contracts with our sole executive officer.  Directors do not receive any fees for services on the Board of Directors, but are reimbursed for their expenses for each meeting they attend.  Our executive officer did not receive any compensation whatsoever for the years ended December 31, 2005 and 2006, nor does he currently receive any compensation.

FINANCIAL STATEMENTS

Financial statements for the years ended December 31, 2005, 2006 and the six month periods ended June 30, 2006 and 2007 are included in this prospectus beginning on page 23.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for us by Cletha A. Walstrand, Attorney at Law, 1322 Pachua, Ivins, UT 84738.

EXPERTS

The balance sheets as of December 31, 2005 and 2006, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended appearing in this prospectus and registration statement, are included herein in reliance on the report of Schumacher and Associates independent registered public accountants, given upon the authority of that firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to Chay Enterprises, Inc. and the common shares please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, 100 F Street, NL Room 1580, Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

Once this registration statement becomes effective, we will be required to file annual and quarterly reports as well as other reports with the Securities and Exchange Commission.  At such time that we are required to file such reports, they may be read and inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in the Public Reference Section of the Commission, 100 F Street, NL Room 1580, Washington, DC 20549 and copies of all or any part of the reports may be obtained from the Commission upon payment of a prescribed fee.  This information will also be available from the Commission’s Internet website, http://www.sec.gov.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

PERIOD FROM INCEPTION

(MARCH 29, 1996)

TO DECEMBER 31, 2006

CHAY ENTERPRISES, INC.

(A Development Stage Company)

CONTENTS

Page
Report of Independent Registered Public Accounting Firm Balance Sheets Statements of Operations Statement of Changes in Shareholders’ Equity Statements of Cash Flows Notes to Financial Statements	26 27 28 29 30 31

Report of Independent Registered Public Accounting Firm

Board of Directors

Chay Enterprises, Inc.

We have audited the accompanying balance sheets of Chay Enterprises, Inc., as of December 31, 2006 and 2005, and the related statements of operations, shareholders' equity, and cash flows for the two years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chay Enterprises, Inc. as of December 31, 2006 and 2005, and the results of its operations and cash flows for the two years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 1, the Company has recurring losses, has negative working capital, and no business operations which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Schumacher & Associates, Inc.

SCHUMACHER & ASSOCIATES, INC.

Denver, Colorado

September 17, 2007

CHAY ENTERPRISES, INC.

(A Development Stage Company)

BALANCE SHEETS

____________________________________________________________________________________________________

	June 30,	December 31,	December31,
ASSETS	2007	2006	2005
	(Unaudited)
CURRENT ASSETS;
Cash	$10,652	$-	$-

Total current assets	10,652	-	-

INVESTMENTS IN REAL ESTATE	30,154	30,154	30,154

Total assets	$40,806	$30,154	$30,154

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES;
Note payable, related party (Note 3)	$20,000	$-	$-
Advances payable, related party (Note 3)	9,678	9,138	8,148
Accrued liabilities	6,507	1,004	990
Accrued interest payable, related party (Note 3)	195	-	-

Total current liabilities	36,380	10,142	9,138

SHAREHOLDERS'EQUITY
Preferred stock, no par value, 10,000,000 shares authorized,
None issued and outstanding	-	-	-
Common stock, no par value, 25,000,000 shares authorized,
3,254,000 shares issued and outstanding	30,418	30,418	30,418
Accumulated deficit	(1,790)	(1,790)	(1,790)
Deficit accumulated during the development stage	(24,202)	(8,616)	(7,612

Total shareholders' equity	4,426	20,012	21,016

Total liabilities and shareholders' equity	$40,806	$30,154	$30,154

The accompanying notes are an integral part of these statements.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

____________________________________________________________________________________________________

					Period From
					July 31, 2001
	Six	Six			Date of
	Months	Months			Development
	Ended	Ended	Year Ended	Year Ended	Stage
	June 30,	June 30,	December 31,	December 31,	to June 30,
	2007	2006	2006	2005	2007
	(Unaudited)	(Unaudited)			(Unaudited)
EXPENSES:
Audit expense	$8,000	$-	$-	$-	$8,000
Legal expense	6,410	-	-	-	7,979
Real estate tax expense	697	502	1,004	990	6,931
Miscellaneous expense	285	-	-	-	1,097

Total operating expenses	15,392	502	1,004	990	24,007

OTHER INCOME (EXPENSE):
Interest expense	195	-	-	-	195

NET LOSS	$(15,587)	$(502)	$(1,004)	$(990)	$(24,202)

LOSS PER SHARE	$-	$-	$-	$-	$(0.01)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	3,254,000	3,254,000	3,254,000	3,254,000	3,254,000

The accompanying notes are an integral part of these statements.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM MARCH 29, 1996

 (DATE OF INCEPTION) THROUGH JUNE 30, 2007

(PERIOD FROM JANUARY 1, 2007 THROUGH JUNE 30, 2007 IS UNAUDITED)

____________________________________________________________________________________________________

					Accumulated
					Deficit During
					the
	Common Stock		Preferred	Accumulated	Development
	Shares	Amount	Stock	Deficit	Stage	Total

BALANCES,
at inception (March 29,1996)	-	$-	$-	$-	$-	$-

Sale of common stock to founders
in March 1996 fur $.002 per share	895,000	1,790	-	-	-	1,790

Sale of common stock in March 1996 for
$.01 per share	81,200	812	-	-	-	812

Common stock issued in exchange fur real
estate on July 31,2001
at $.012 per share	2,277,800	27,816	-	-	-	27,816

Net loss fur the period from inception to
December 31, 2004	-	-	-	(1,790)	(6,622)	(8,412)

BALANCES, December31, 2004	3,254,000	30,418	-	(1,790)	(6,622)	22,006

Net loss	-	-	-	-	(990)	(990)

BALANCES, December 31,2005	3,254,000	30,418	-	(1,790)	(7,612)	21,016

Net loss	-	-	-	-	(1,004)	(1,004)

BALANCES, December 31,2006	3,254,000	30,418	-	(1,790)	(8,616)	20,012

Net loss (Unaudited)	-	-	-	-	(15,586)	(15,586)

BALANCE, June 30,2007 (Unaudited)	3,254,000	$30,418	$-	$(1,790)	$(24,202)	$4,426

The accompanying notes are an integral part of these statements.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

___________________________________________________________________________________________

					Period From
					July 31, 2001
	Six	Six			Date of
	Months	Months	Year	Year	Development
	Ended	Ended	Ended	Ended	Stage
	June 30,	June 30,	December 31,	December 31	To June 30,
	2007	2006	2006	2007	2007
	(Unaudited)	(Unaudited)			(Unaudited)

CASH FLOWS FROM
OPERATING ACTIVITIES:
Net Loss	$(15,587)	$(502)	$(1,004)	$(990)	$(24,202)
Adjustments to reconcile
net loss to net cash used in
Operating activities:
Increase in accrued liabilities	5,699	502	14	77	6,703

Net cash used in
operating activities	(9,888)	-	(990)	(913)	(17,499)

CASH FLOWS FROM:
INVESTING ACTIVITIES
Increase in real
estate development costs	-	-	-	-	(2,338)

Net cash used in
investing activities	-	-	-	-	(2,338)

CAHS FLOWS FROM
FINANCING ACTIVITIES:
Increase in loan to shareholders	20,000	-	-	-	20,000
Increase in advances from shareholders	540	-	990	913	7,887
Issuance of common stock	-	-	-	-	2,602

Net cash provided by
financing activities	20,540	-	990	913	30,489

NET INCREASE IN CASH	10.652	-	-	-	10,652

CASH, at beginning of period	-	-	-	-	-

CASH, at end of period	$10,652	$-	$-	$-	$10,652

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION:
Cash paid for interest	$195	$-	$-	$-	$195

Cash pad for income taxes	$-	$-	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF
NON-CASH INVESTING
AND FINANCING ACTIVITIES:
Real estate acquired via
issuance of common stock	$-	$-	$-	$-	$27,816

The accompanying notes are an integral part of these statements.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(REFERENCES TO JUNE 30, 2007 ARE UNAUDITED)

____________________________________________________________________________________________________________

NOTE 1 -

ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

Organization and Description of Business

Chay Enterprises, Inc. (“Chay”) was incorporated on March 29, 1996 in the state of Colorado and is currently in the development stage.  The Company is in the business of real estate investment and development.

The Company’s financial statements have been presented on the basis that it will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company remains dependent upon its ability to obtain outside financing either through the issuance of additional shares of its common stock or through borrowings until it achieves sustained profitability through increased sales and cost containment.

Basis of Presentation – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.  However, the Company has recurring losses, has negative working capital, and no business operations which raises substantial doubt about its ability to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meets its financial requirements, raise additional capital, and the success of its future operations.

Management has opted to commence filing with the Securities and Exchange Commission (SEC) and then to raise funds through a private placement.  Management believes that this plan provides an opportunity for the Company to continue as a going concern.

Cash and Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Investment in Real Estate

The real estate owned by the Company was acquired in July of 2001.  This property consists of land in the state of South Dakota.  The carrying value of real estate includes the initial acquisition costs of land and subsequent development costs.  Development costs consist principally of preliminary engineering plans.

The Company reviews the fair value less costs to sell of land under development at the end of each reporting cycle and where the carrying value of the asset is not recoverable and exceeds its fair value, an impairment loss will be recognized.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(REFERENCES TO JUNE 30, 2007 ARE UNAUDITED)

(Continued)

____________________________________________________________________________________________________________

NOTE 1 -

ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable.  Actual results could differ from these estimates.

Unaudited Financial Statements

The balance sheet as of June 30, 2007, the statements of operations for the six month periods ended June 30, 2007 and 2006 and the statements of cash flows for the six month periods ended June 30, 2007 and 2006, have been prepared by Chay Enterprises, Inc. (Company) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the six months ending June 30, 2007 are not necessarily indicative of results expected for the full year ending December 31, 2007. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at June 30, 2007 and for all periods presented, have been made.

Impairment of Long Lived Assets

The Company evaluates its real estate investment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS 67 “Accounting for Costs and Initial Rental Operations of Real Estate Projects.”  An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate or its net realizable value.  If such review indicates that the asset is impaired, the asset’s carrying amount is written down to fair value.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less the cost to sell.  There was no impairment in 2006 or 2005.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 107 (“SFAS 197”), “Disclosures About Fair Value of Financial Instruments.”  SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amount of the Company’s and accounts payable-related party and accrued liabilities approximate their estimated fair values due to their short-term maturities.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  At June 30, 2007, December 31, 2006 and 2005, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(REFERENCES TO JUNE 30, 2007 ARE UNAUDITED)

(Continued)

____________________________________________________________________________________________________________

NOTE 1 -

ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Development Stage Company

Based on the Company’s business plan, it is a development stage company since planned principal operations have not yet commenced.  Accordingly, the Company presents its financial statements in conformity with the accounting principals generally accepted in the United States of America that apply in establishing operating enterprises.  As a development state enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from commencement of development stage to the current balance sheet date.  The development stage began on July 31, 2001, when the Company acquired real estate.

Per Share Information

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

In December 2004, the FASB issued FAS 153, Exchanges of Nonmonetary Assets. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The provisions of this Statement should be applied prospectively, and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of this accounting pronouncement did not effect the Company’s financial position or results of operations.

In March 2005, the FASB issued Interpretation No. 47 (FIN No. 47), Accounting for Conditional Asset Retirement Obligations, and Interpretation of FASB Statement No. 143.  This interpretation clarifies the timing for recording certain asset retirement obligations required by FASB Statement No. 143, Accounting for Asset Retirement Obligations.  The provisions of FIN No. 47 are effective for years ending after December 15, 2005.  The adoption of this accounting pronouncement did not have a material effect on the financial statements.

In May 2005, the FASB issued FAS 154 (SFAS No. 154), Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3.  This Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle.  The reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement.  This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of this accounting pronouncement did not expect to have a material effect on the financial statements.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(REFERENCES TO JUNE 30, 2007 ARE UNAUDITED)

(Continued)

____________________________________________________________________________________________________________

NOTE 1 -

ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2006, the FASB issued FAS 155 (SFAS No. 155), Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140.  This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that would otherwise have to be accounted for separately.  The new Statement also requires companies to identify interests in securitized financial assets that are freestanding derivatives or contain embedded derivatives that would have to be accounted for separately, clarifies which interest- and principal-only strips are subject to Statement 133, and amends Statement 140 to revise the conditions of a qualifying special purpose entity due to the new requirement to identify whether interests in securitized financial assets are freestanding derivatives or contain embedded derivatives.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, but can be adopted early as long as financial statements for the fiscal year in which early adoption is elected, including interim statements, have not yet been issued.  The adoption of this accounting pronouncement is not expected to have a material effect on the financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). This Interpretation prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2006 and the provisions of FIN 48 will be applied to all tax positions upon initial adoption of the Interpretation. The cumulative effect of applying the provisions of this Interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year. The Company will adopt FIN 48 effective January 1, 2007. This interpretation will not have a significant impact on the Company’s financial condition, results of operations and cash flows.  In September 2006, the FASB issued FAS No. 157, Fair Value Measurement (“FAS 157”). This Statement provides guidance for using fair value to measure assets and liabilities. Under this standard, the definition of fair value focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price).

FAS 157 clarifies that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets and the lowest priority to unobservable data. Further, FAS 157 requires tabular disclosures of the fair value measurements by level within the fair value hierarchy. FAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted as of the beginning of a fiscal year. This accounting pronouncement is not expected to have a material effect on the financial statements.

 In February 2007, the FASB issued FAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“FAS 159”). Under this standard, an entity is required to provide additional information that will assist investors and other users of financial information to more easily understand the effect of the company’s choice to use fair value on its earnings. Further, the entity is required to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. This standard does not eliminate the disclosure requirements about fair value measurements included in FAS 157 and FAS No. 107, Disclosures about Fair Value of Financial Instruments. FAS 159 is effective for fiscal years beginning after November 15, 2007, and early adoption is permitted as of January 1, 2007, provided that the entity makes that choice in the first quarter of 2007 and also elects to apply the provisions of FAS 157. This accounting pronouncement is not expected to have a material effect on the financial statements.

There were various other accounting standards and interpretations issued during  2007, 2006 and 2005, none of which are expected to a have a material impact on the Company's consolidated financial position, operations or cash flows.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(REFERENCES TO JUNE 30, 2007 ARE UNAUDITED)

(Continued)

____________________________________________________________________________________________________________

NOTE 2-

SHAREHOLDERS’ EQUITY

The authorized capital stock of the Company consists of 25,000,000 shares of no par value voting common stock and 10,000,000 shares of no par value voting preferred stock.

In March 1996, the Company issued 895,000 shares of common stock to its founders for $1,790.

The Company has sold common shares under a private offering memorandum.  In March 1996, the Company distributed 81,200 shares of common stock for $.01 per share valued at $812.  In July 2001, the Company issued 2,277,800 shares of common stock in exchange for real estate that was valued at $27,816.

NOTE 3-

RELATED PARTY TRANSACTIONS

A shareholder of the Company has advanced money to the Company for operating expenses.  The amount owed by the Company for the years ended December 31, 2006 and 2005 and the six months ended June 30, 2007 were $9,138, $8,148, and $9,676 respectively.  The advances are uncollateralized, non-interest bearing and are due on demand.

On April 23, 2007, the Company entered into a revolving convertible loan agreement with four of its shareholders.  The principal amount of the loan is $100,000 and bears interest at 6% per annum.  The outstanding principal and accrued but unpaid interest is convertible to common stock at $0.10 per share.  As of June 30, 2007, $50,000 of the loan amount was called and $20,000 of the called amount had been received.  The loan is uncollateralized and due on demand.

The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.

CHAY ENTERPRISES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(REFERENCES TO JUNE 30, 2007 ARE UNAUDITED)

(Continued)

____________________________________________________________________________________________________________

NOTE 4-

INCOME TAXES

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry forwards. The net operating loss carry forward if not used, will expire in various years through 2027, and is severely restricted as per the Internal Revenue code if there is a change in ownership. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carryforwards may be further limited by other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Period Ending	Estimated NOL Carry- forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit
December 31, 2005	9,402	2025	1,739	(1,739)	(183)	—
December 31, 2006	10,406	2026	1,925	(1,925)	(186)	—
June 30, 2007	25,992	2027	4,809	(4,809)	(2,884)	—

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15.0%)
State tax (benefit) net of federal benefit	(3.5%)
Deferred income tax valuation allowance	18.5%
Actual tax rate	0%

====================================

Until _____________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------

TABLE OF CONTENTS

--------------------------------

Prospectus Summary

4

Risk Factors

4

Use of Proceeds

9

Determination of Offering Price

9

Selling Security Holders

9

Plan of Distribution

14

Legal Proceedings

14

Directors & Executive Officers

15

Principal Stockholders

15

Description of Securities

16

Interests of Named Experts

16

SEC’s Position on Indemnification

16

Description of Business

17

Management’s Discussion & Analysis

18

Description of Property

19

Certain Relationships and Related Transactions   20

Market for Common Stock

20

Executive Compensation

22

Financial Statements

23

No dealer, salesperson or other person has been

authorized to give any information or to make any

representations other than those contained in this

Prospectus and, if given or made, such information

or representations must not be relied upon as having

been authorized by the Company. This Prospectus

does not constitute an offer to sell or a solicitation of

an offer to buy any of the securities offered hereby to

whom it is unlawful to make such offer in any

jurisdiction. Neither the delivery of this Prospectus

nor any sale made hereunder shall, under any

circumstances, create any implication that

information contained herein is correct as of any

time subsequent to the date hereof or that there has

been no change in the affairs of the Company since

such date.

====================================

=================================

CHAY ENTERPRISES, INC.

1,336,900 Shares

Common Stock

No Par Value

---------------------

PROSPECTUS

---------------------

October ____, 2007

================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Colorado corporate law.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty.  To the extent that a director has been successful in defense of any proceeding, the Colorado corporate law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Commission Filing Fee	$5
Printing Fees and Expenses	500
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	5,000
Blue Sky Fees and Expenses	500
Trustee’s and Registrar’s Fees	500

TOTAL	$21,505

RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBITS

The following exhibits are included in this registration statement:

SEC Ref. No. 3.1 3.2 3.3 5.1 10.1 23.1 23.2

Title of Document

Articles of Incorporation

Certificate of Amendment

By-laws

Legal Opinion included in Exhibit 23.1

Material Contract – Loan Note

Consent of Cletha A. Walstrand, Esq.

Consent of Schumacher and Associates

Location Attached Attached Attached Attached Attached Attached Attached

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than payment of expenses incurred by a director, officer or controlling persons in the successful defense of any action, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Chay Enterprises, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Littleton, State of Colorado, on October 4, 2007.

CHAY ENTERPRISES, INC.

By: /s/ Philip J. Davis

Philip J. Davis

Principal Executive Officer and

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

Dated:  October 4, 2007

By: /s/ Phil J. Davis

Philip J. Davis

Director